Exhibit 99.1

GMTech Inc. Announces the Launch of NEW WEB3 Smartphone

HONG KONG / ACCESS Newswire / May 30, 2025 / Shenggang Excellence Limited, a wholly-owned subsidiary of global technology giant GMTECH INC. (OTC: GMTH), announced that it will once again launch a new generation of Web3 native smart terminals. This new model has achieved multiple breakthroughs based on the previous generation of technology and officially entered the next stage of decentralized smart terminals.

The new device integrates three core modules: DePIN (decentralized Internet of Things), DID (on-chain identity), and edge AI computing, and for the first time realizes lightweight consensus operation and multi-chain ecological compatibility under the "hardware as node" architecture. It supports native custody of on-chain assets, encrypted communication, distributed storage links and other functions, and is committed to creating a truly "chain-born" user operating system.

Compared with the first EARSON, this product has been comprehensively upgraded in terms of processor performance, node capacity, battery life and ecological compatibility, and will be officially launched in core markets such as Asia and the Middle East.

Juan Yang, CEO of GMTECH INC., said: "We believe that the launch of this product will not only significantly promote the popularization of Web3 smart terminals, but also inspire users around the world to have a new understanding of the decentralized ecological entrance. We have observed that the Web3 and DePIN tracks are developing rapidly, and according to third-party forecasts, their overall market value is expected to exceed 10 trillion Hong Kong dollars by 2030. In response, our goal is not only to launch a device, but also to open a portal to the next generation of the Internet."

Currently, Shenggang Excellence has established a deep cooperation framework with many leading public chains, distributed payment and storage projects, and is building a complete chain ecosystem around the terminal covering multiple scenarios such as wallets, security, payment, and social networking.

Juan Yang further pointed out: "This launch represents Shenggang Excellence's transformation from a 'smartphone manufacturer' to a 'decentralized ecological infrastructure builder', and is also another strategic leap achieved by its parent company GMTECH INC. in the field of smart hardware and blockchain integration. The launch of this product will further consolidate GMTECH INC.'s leading position in the next-generation Internet technology landscape and inject new growth momentum into its global technology market valuation system.”

About GMTech Inc.

GMTech Inc. is a technology company providing IT consulting services to clients and is also expanding its business to design and development of smartphone with WEB3 elements integrated through its wholly owned Hong Kong subsidiary, Shenggang Excellence Limited.

Forward-Looking Statements

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For more information, please contact:

contact@shengganghk.com